Exhibit 23.1
Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements of Agenus Inc.:

(1)	Registration Statement (Form S-8 No. 333-40440) pertaining to the Agenus Inc. (formerly Antigenics Inc.) 1999 Employee Stock Purchase Plan
(2)	Registration Statement (Form S-8 No. 333-40442) pertaining to the Agenus Inc. (formerly Antigenics Inc.) 1999 Equity Incentive Plan
(3)
Registration Statement (Form S-8 No. 333-50434)
pertaining to the Agenus Inc. (formerly Antigenics Inc.) Aquila Biopharmaceuticals Inc. 1996 Stock Award and Option Plan and 1996 Directors Stock Award and Option Plan as assumed by Antigenics Inc.

(4)
Registration Statement (Form S-8 No. 333-69580)
pertaining to the Agenus Inc. (formerly Antigenics Inc.) Aronex Pharmaceuticals Inc. amended and restated 1998 Stock Option Plan as assumed by Antigenics Inc.

(5)	Registration Statement (Form S-8 No. 333-106072) pertaining to the Agenus Inc. (formerly Antigenics Inc.) Directors’ Deferred Compensation Plan
(6)	Registration Statement (Form S-8 No. 333-115984) pertaining to the Agenus Inc. (formerly Antigenics Inc.) 1999 Equity Incentive Plan
(7)	Registration Statement (Form S-8 No. 333-143807) pertaining to the Agenus Inc. (formerly Antigenics Inc.) Directors’ Deferred Compensation Plan
(8)	Registration Statement (Form S-8 No. 333-143808) pertaining to the Agenus Inc. (formerly Antigenics Inc.) 1999 Employee Stock Purchase Plan
(9)	Registration Statement (Form S-8 No. 333-151745) pertaining to the Agenus Inc. (formerly Antigenics Inc.) 1999 Equity Incentive Plan
(10)	Registration Statement (Form S-8 No. 333-160084) pertaining to the Agenus Inc. (formerly Antigenics Inc.) 2009 Equity Incentive Plan
(11)	Registration Statement (Form S-8 No. 333-160087) pertaining to the Agenus Inc. (formerly Antigenics Inc.) 2009 Employee Stock Purchase Plan
(12)	Registration Statement (Form S-8 No. 333-160088) pertaining to the Agenus Inc. (formerly Antigenics Inc.) Directors’ Deferred Compensation Plan
(13)	Registration Statement (Form S-8 No. 333-176609) pertaining to the Agenus Inc. Directors’ Deferred Compensation Plan
(14)	Registration Statement (Form S-8 No. 333-183066) pertaining to the Agenus Inc. 2009 Equity Incentive Plan
(15)	Registration Statement (Form S-8 No. 333-183067) pertaining to the Agenus Inc. Directors’ Deferred Compensation Plan
(16)	Registration Statement (Form S-8 No. 333-189926) pertaining to the Agenus Inc. 2009 Equity Incentive Plan
(17)	Registration Statement (Form S-3/A and S-1- No. 333-161277) pertaining to the Agenus Inc. (formerly Antigenics Inc.) prospectus for the registration of 9,673,900 Shares of Common Stock
(18)	Registration Statement (Form S-3 No. 333-163221) pertaining to the Agenus Inc. (formerly Antigenics Inc.) prospectus for the registration of 8,552,632 Shares of Common Stock
(19)
Registration Statement (Form S-3/A and S-3 No. 333-185657)
pertaining to the Agenus Inc. prospectus for the registration of $150,000,000 of Common Stock, Preferred Stock, Warrants and Debt Securities Units

(20)	Registration Statement (Form S-3 No. 333-189534) pertaining to the Agenus Inc. prospectus for the registration of 500,000 shares of common stock of our report dated March 12, 2014, with respect to the financial statements of 4-Antibody AG for the year ended December 31, 2013 included in this Form 8-K/A.

/s/ Ernst & Young Ltd.
Basel, Switzerland
April 29, 2014